Exhibit 99.1

Eagle Bulk Shipping Inc. Announces Secondary Public Offering of Common Stock

STAMFORD, CT, June 29, 2021 (GLOBE NEWSWIRE) — Eagle Bulk Shipping Inc. (NASDAQ: EGLE) (“Eagle Bulk” or the “Company”), one of the world’s largest owner-operators within the Supramax / Ultramax drybulk segment, today announced that certain funds and separate accounts managed by GoldenTree Asset Management LP (collectively, the “Selling Shareholders”) intend to offer an aggregate of 1,500,000 shares of the Company’s common stock in an underwritten secondary public offering. In connection with this offering, the Selling Shareholders expect to grant the underwriter a 30-day option to purchase up to 225,000 additional shares of the Company’s common stock.

Before giving effect to this offering, funds affiliated with GoldenTree Asset Management LP beneficially own 3,040,707 shares of the Company’s common stock, or approximately 22.6% of the Company’s outstanding shares.

The Selling Shareholders will receive all of the net proceeds from this transaction. The Company is not selling any shares of common stock in this offering and will not receive any proceeds from such offering.

Morgan Stanley is acting as the sole book runner for the offering.

The Company has filed a registration statement (including a prospectus and related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus for more complete information about the Company and the offering. You may obtain copies of these documents for free on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement relating to the underwritten secondary public offering and the accompanying prospectus may be obtained from Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attn: Prospectus Department.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. These securities will be offered only by means of a prospectus, including a prospectus supplement relating to the shares of common stock, meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Eagle Bulk Shipping Inc.

Eagle Bulk is a U.S. based fully integrated shipowner-operator providing global transportation solutions to a diverse group of customers including miners, producers, traders, and end users. Headquartered in Stamford, Connecticut, with offices in Singapore and Copenhagen, Denmark, Eagle Bulk focuses exclusively on the versatile mid-size drybulk vessel segment and owns one of the largest fleets of Supramax/Ultramax vessels in the world. The Company performs all management services in-house (including: strategic, commercial, operational, technical, and administrative) and employs an active management approach to fleet trading with the objective of optimizing revenue performance and maximizing earnings on a risk-managed basis. For further information, please visit our website: www.eagleships.com.

Disclaimer: Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements include, without limitation, statements related to the proposed terms of the offerings described herein, the completion, timing and size of the proposed offerings, and the anticipated use of proceeds from the offerings.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in vessel operating expenses, including drydocking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements, charter contracts, and other agreements on a timely basis, potential liability from future litigation, the duration and impact of the novel coronavirus pandemic, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

CONTACT

Company Contact:

Frank De Costanzo

Chief Financial Officer

Eagle Bulk Shipping Inc.

Tel. +1 203-276-8100

Email: investor@eagleships.com

Media:

Rose and Company

Tel. +1 212-359-2228